Exhibit 99.2
Special InterMune All Hands Meeting August 25, 2014

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION, THE TENDER OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF INTERMUNE AND THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. ROCHE AND INTERMUNE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE. ADDITIONAL INFORMATION AND WHERE TO FIND IT. THE TENDER OFFER FOR THE OUTSTANDING COMMON STOCK OF INTERMUNE HAS NOT BEEN COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL INTERMUNE COMMON STOCK. THE SOLICITATION AND OFFER TO BUY INTERMUNE COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE TIME THE OFFER IS COMMENCED, ROCHE AND INTERMUNE ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF ROCHE, WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) AND THEREAFTER, INTERMUNE WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY ROCHE AND INTERMUNE WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE AND INTERMUNE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. Any statements regarding earnings per share growth is not a profit forecast and should not be interpreted to mean that Roche’s earnings or earnings per share for this year or any subsequent period will necessarily match or exceed the historical published earnings or earnings per share of Roche. For marketed products discussed in this presentation, please see full prescribing information on our website  www.roche.com All mentioned trademarks are legally protected.

Speakers and Guests Dan Welch, Chairman, CEO and President – InterMune Severin Schwan, CEO – Roche Dan O'Day, COO –  Roche Ian Clark, Head North America, CEO – Genentech Sandra Horning, CMO & Head of Global Product Development – Roche Khurem Farooq, SVP & Business Unit Head – Genentech Steve Krognes, CFO North America – Genentech

InterMune and Roche Reach Definitive Merger Agreement Roche and InterMune reach definitive merger agreement Media Release Roche to acquire InterMune for US$ 74.00 per share InterMune’s lead product pirfenidone for idiopathic pulmonary fibrosis to expand Roche’s respiratory product portfolio A tribute to your decade-long dedication, hard work and commitment to IPF patients

A Strategic Merger of Two Companies Passionate about Patients with IPF Similar values and culture An urgency to deliver Esbriet to patients as soon as possible Scale and resources to maximize pirfenidone’s reach to patients globally Commitment to IPF community and innovation in this disease

Making the Right Choice for Patients and Investors Patients Investors Accelerating our efforts to bring pirfenidone’s to patients with IPF around the world, while continuing to innovate in this important disease Satisfying our fiduciary responsibility to our supportive shareholders and the biotech industry

What’s Next? ALL InterMune employees are guaranteed their comparable aggregate target compensation and benefits through the end of 2015 Bonuses earned in 2014 will be paid in 2015, based upon corporate objectives I will remain responsible for entire organization, working with the ILT through 2014 InterMune/Roche leadership working on integration plan Our mission remains the same

InterMune All Hands Meeting 25 August 2014 Severin Schwan, CEO Roche Group Daniel O'Day, COO Roche Pharmaceuticals Ian Clark, Head North America, CEO Genentech

Introduction to Roche Group  Introduction to Roche Pharma  How our companies fit together Launching pirfenidone together in the US post closing Next Steps and Conclusions

Roche Group A research-focused healthcare company Headquartered in Basel, Switzerland, since 1896 Founding families still hold a majority stake Genentech is a wholly owned member #1 biotech company #1 in oncology #1 in hospital markets #1 in in vitro diagnostics

Roche Group Sales 2013 USD 50.5 billion Pharma USD 39.2 bn Diagnostics USD 11.3 bn  Note: 2013 reported figures in Swiss Francs (CHF) translated to US dollars (USD) using exchange rate CHF/USD 0.93

Roche Strategy Focused on medically differentiated therapies Premium for innovation Pharma Diagnostics Focus Generics OTC MedTech Differentiation

Roche Group Our Purpose Doing now what patients need next

Introduction to Roche Group  Introduction to Roche Pharma  How our companies fit together Launching pirfenidone together in the US post closing Next Steps and Conclusions

Roche Pharma regions Global presence to reach as many patients as possible with our medicines Genentech CHUGAI Europe North America Latin America EEMEA Asia-Pacific

Our top 10 products Focused on first and best in class therapies Hematology Oncology Breast Cancer Colorectal Cancer Lung Cancer Hepatitis Rheumatoid Arthritis Wet-AMD Asthma Transplantation AMD = Age related macular degeneration

Roche Portfolio Overview Launched Oncology Avastin Rituxan Herceptin Xeloda Tarceva Zelboraf Erivedge Perjeta Kadcyla Gazyva Immunology, Pulmonology, Ophthalmology Pulmozyme Xolair Actemra Lucentis Rituxan RA Neuroscience Phase III pictilisib2 taselisib2 anti-PDL1 BCL2i cobimetinib (MEKi) lebrikizumab etrolizumab1 lampalizumab2 ocrelizumab gantenerumab Phase II 12 phase II 1 phase II 7 phase II

2014 so far in numbers 2 Breakthrough Therapy Designations 6 Regulatory Approvals 12 New Compounds in Late Stage Development 7 Phase III programs started

Introduction to Roche Group Introduction to Roche Pharma How our companies fit together Launching pirfenidone together in the US post closing Next Steps and Conclusions

Cultural Fit Shared values and patient focus Roche Core Values Integrity Courage Passion InterMune Core Values Integrity Passion Accountability Creativity Teamwork

Strategic fit Focus on Innovation Existing Relationship Geographic proximity

Portfolio fit Complements pulmonology portfolio Launched Oncology Avastin Rituxan Herceptin Xeloda Tarceva Zelboraf Erivedge Perjeta Kadcyla Gazyva Immunology, Pulmonology, Ophthalmology Esbriet (EU & Canada) Pulmozyme Xolair Actemra Lucentis Rituxan RA Neuroscience Phase III pictilisib2 taselisib2 anti-PDL1 BCL2i cobimetinib (MEKi) Pirfenidone (US) under regulatory review lebrikizumab etrolizumab1 lampalizumab2 ocrelizumab gantenerumab Phase II 12 phase II 1 phase II 7 phase II

Commercial fit Compelling commercial opportunity Leverage Genentech Expertise Expand Global Reach Strengthen Pulmonology Portfolio

Introduction to Roche Group Introduction to Roche Pharma How our companies fit together Launching pirfenidone together in the US post closing Next Steps and Conclusions

Genentech Named the most Innovative Company in 2013 by The Economist Founded in 1976 the first biotech company Based in South San Francisco 10,000+ people All functions Focus Science Patients Great Place to Work

Genentech – Leading biotech in the US Market Leadership Forecasted to have largest Pharma revenue in the US (Source = Evaluate 2014 - 2018) $Billions 2.2 2002 3.7 2004 7.6 2006 10.5 2008 13.5 2010 14.8 2012 16.7 2014

Genentech – Great Place to Work 16 years on the list 20 years on the list 10 years on the list 3 years on the list 12 years on the list

Introduction to Roche Group Introduction to Roche Pharma How our companies fit together Launching pirfenidone together in the US post closing Next Steps and Conclusions

Roche committed to ensuring a smooth transition for employees Transition Plan Integration Sponsor: Dan O’Day (in close collaboration with Dan Welch) Roche Lead: Steve Krognes, CFO NAM InterMune Lead: Jung Choi, SVP Corp. Dev For all employees: We will guarantee each employee comparable aggregate target compensation and benefits through the end of 2015 We will work as expeditiously as possible to determine the changes that need to be made and provide timelines/next steps

Working together for IPF patients We look forward to welcoming you! We ask for your continued support at this critical time for Esbriet/pirfenidone We are committed to ensuring a smooth transition process and will fully support you Let’s make a difference for IPF patients!

Doing now what patients need next

Our Mission Yesterday we were responsible to Deliver Sales, Deliver ASCEND

Our Mission Yesterday we were responsible to Deliver Sales, Deliver ASCEND We remain responsible to Deliver Sales, Deliver ASCEND